Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Cardio Diagnostics Holdings, Inc., of our report dated March 31, 2023, relating to the consolidated financial statements of Cardio Diagnostics Holdings, Inc. as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Prager Metis CPA’s LLC

Hackensack, New Jersey
January 26, 2024